SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

February 26, 2018

(Date of earliest event Reported)

NEXT GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	333-148987	20-3537265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19 W. Flagler St., Suite 507, Miami, FL, 33130
(Address of principal executive offices)

Registrant's telephone number, including area code: (800) 611-3622

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

NOTE ABOUT FORWARD LOOKING STATEMENTS

Most of the matters discussed within this report include forward-looking statements on our current expectations and projections about future events. In some cases you can identify forward-looking statements by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These statements are based on our current beliefs, expectations, and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. Such risks and uncertainties include the risks noted under “Item 1A Risk Factors of Form 10-K.” We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

 Item 1.01 Entry into a Definitive Material Agreement.

On February 26, 2018, Next Group Holdings Inc. (“NXGH” or “NextGroup” or the “Company”) signed a non-binding LOI with Cima Telecom, Inc. (“Cima”) agreeing that both parties will confirm the basic terms upon which NextGroup shall move forward in the negotiation of definitive agreements to license the Knetic and Auris technology platforms (collectively, the “Platform”) owned by Cima, in exchange for equity securities in NextGroup.

Cima intends to grant NextGroup a fully paid, royalty-free, world-wide, perpetual, non-sublicensable license (the “License”) to utilize the Auris and Knetic platforms and intellectual properties included in such platforms for the Financial Technology (“FINTECH”) worldwide vertical markets. (the “Platforms”).The License to be granted shall be exclusive for use within the FINTECH space, which for purposes of the License shall be defined as “connecting banking and prepaid card usage. Cima will agree to not license the Platforms to any other person or entity for use within the FINTECH space. Rather, NextGroup shall have the right to grant its customers, and its customers’ end-users, access to the services provided by the Platforms. NextGroup may transfer the License to any subsidiaries or affiliates provided that NextGroup shall not have the right to sell, assign, sub-license, or convey the License or Platforms to any third-parties.

As consideration for the License, NextGroup intends to convey to Cima shares of capital stock of NextGroup (the “Shares”) comprising an ownership interest of twenty-five percent (25%) of the issued and outstanding equity securities of NextGroup (the “Purchase Price”), based upon NextGroup’s valuation of Fifty Million Dollars ($50,000,000.00). Cima and NextGroup anticipate that the closing of the Transaction (the “Closing”) will take place as soon as reasonably practicable, and will work towards a Closing to occur within sixty (60) days of the execution and delivery of this Letter by the Parties. Simultaneously with the Closing, Cima will deliver the source code for the Platform to an escrow agent, to hold in escrow subject to the terms and conditions of an escrow agreement in a form acceptable to Cima (the “Escrow Agreement”).

NextGroup and Cima intend to enter into a definitive purchase agreement (“Purchase Agreement”) incorporating the terms and conditions of this Letter relating to the acquisition of the Shares, and such customary representations, warranties, covenants and conditions, including indemnification provisions, confidentiality provisions, and other customary provisions for Purchase Agreements of this type which are reasonably acceptable to the parties.

Cima and NextGroup intend to execute certain instruments and documents ancillary to the Purchase Agreement (the “Ancillary Documents”), which set forth and govern the rights, preferences, and restrictions relating to Cima’s ownership interest in, and the operation of, NextGroup, including, without limitation: (i) standard financial reporting and information rights; (ii) voting rights; and (iii) the right to request that the shareholders of NextGroup elect one (1) director selected by Cima to NextGroup’s board of directors (the “Board”), and if the shareholders do not elect such individual to the Board, then the right to require NextGroup’s management to present a proxy to its shareholders recommending that the director selected by Cima be elected to the Board. The Ancillary Documents may include, without limitation, an amended and restated certificate of incorporation, amended and restated by-laws, voting agreement, investors’ rights agreement, and such other documents and instruments reasonable necessary to effectuate the Transaction.

NextGroup and Cima further intend to execute an exclusive license agreement (“License Agreement”), memorializing the worldwide License of the Platforms, and an agreement governing the administration of the Platforms (the “Administration Agreement”). Additionally, NextGroup and Cima intend to execute a software maintenance and support agreement (“Maintenance Agreement”, collectively, with the Escrow Agreement, License Agreement, and Administration Agreement, the “Platform Agreements”), commencing as of the Closing of the Transaction and continuing for a period of four (4) years thereafter, pursuant to which Cima will provide certain maintenance and support services to NextGroup in connection with the Platform, and NextGroup will pay Cima Three Million Five Hundred Thousand Dollars ($3,500,000.00), as follows: (a) year-one: Five Hundred Thousand Dollars ($500,000.00), paid over the second (2nd) six-month period of the year; (b) year-two: Five Hundred Thousand Dollars ($500,000.00); (c) year-three: One Million Dollars ($1,000,000.00); and (d) year-four: One Million Five Hundred Thousand Dollars ($1,500,000.00). The agreed upon maintenance and support services costs set forth above will not be increased by Cima during the term of the Maintenance Agreement.

The execution and delivery of the Purchase Agreement, Ancillary Documents, and Platform Agreements are material conditions of the Transactions, and shall be delivered at Closing.

The terms and conditions of the Transactions will be subject to and conditioned upon: (i) Cima’s complete and reasonable investigation and analysis of NextGroup and its businesses (the “Due Diligence Investigation”); (ii) the Parties negotiating and signing a definitive Purchase Agreement, Ancillary Documents, and Platform Documents(including any conditions set forth therein); and (iii) the Parties obtaining all third party consents and approvals, if any, necessary for Cima’s acquisition or receipt of the Shares (“Third Party Consents”).

Each party hereto will bear its own costs and expenses in connection with the transactions contemplated by this Letter, including the costs and expenses of accountants, lawyers and advisors.

NextGroup acknowledges that following the execution of this Letter, Cima anticipates the expenditure of substantial efforts and resources in the conduct of its Due Diligence Investigation of NextGroup and its businesses, and the preparation and negotiation of the Purchase Agreement and Ancillary Documents. Accordingly, NextGroup agrees that it and its officers, members, managers, directors, employees, representatives and agents will not, directly or indirectly, from the date this Letter is executed and delivered by both Parties, and for one hundred eighty (180) days thereafter (such period, the “Exclusivity Period”) (a) license, develop, create, or purchase a platform for the purpose or purposes that NextGroup intends to use the Platforms; or (b) solicit, initiate, encourage or facilitate the invitation of inquiries or proposals or offers from any person or entity (other than Cima or any of its Affiliates, or any of their respective members, managers, directors, officers, shareholders, employees, representatives and agents) concerning the licensing or development of a platform for the purpose or purposes that NextGroup intends to use the Platforms.

Each party hereto shall be responsible for all fees, costs and expenses that may become due and owing to any broker or finder retained by such party, and each such party shall indemnify and hold harmless the other party in connection therewith.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

99.1	Letter of Intent between Next Group Holdings, Inc. and Cima Telecom, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2018	NEXT GROUP HOLDINGS, INC.

	By:	/s/ Arik Maimon
Arik Maimon
Chief Executive Officer

	By:	/s/ Michael De Prado
Michael De Prado
President & COO

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